UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Appointment of Officer.

On February 15, 2018, Alliance MMA, Inc. (the “Company”) (NASDAQ: AMMA) announced that it has appointed Ira S. Rainess as the Company’s President, effective immediately.

Mr. Rainess, age 50, has served as the Company’s Executive Vice President, Business Affairs since May 2017 and, prior to that, acted as a consultant to the Company. Mr. Rainess has served as the head of the Sports & Entertainment Law practice at Silverman, Thompson, Slutkin & White for the past 13 years. A member of the Maryland Bar, he is a graduate of the University of Maryland’s Robert H. Smith School of Business and the University of Baltimore School of Law.

The terms of Mr. Rainess’s compensation have not yet been determined.  In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

A copy of the press release relating to this Item 5.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release is also available on the Company’s website at www.alliancemma.com.

Item 7.01.	Regulation FD Disclosure.

On February 15, 2018, the Company issued a press release announcing the appointment of Mr. Rainess as President. The press release is attached as Exhibit 99.1.

The information under this Item 7.01 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 15, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE MMA, INC.

	By:	/s/ Robert L. Mazzeo
Robert L. Mazzeo
Chief Executive Officer

Dated: February 15, 2018